Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Deutsche Mortgage & Asset
Receiving Corporation (as depositor under the Pooling and Servicing Agreement, dated as of June 1, 2004, relating to the COMM 2004-LNB3 Commercial Mortgage Pass Through Certificates) as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
The Bank of New York
3,800,000
7%
One Wall Street
New York, NY 10286
Mellon Trust of New England, National Association
7,175,000
15%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

U.S. Bank NA
12,917,000
27%
1555 N. Rivercenter Dr., Suite 0300
Milwaukee, WI 53212

JP Morgan Chase Bank NA
20,000,000
41%
14201 Dallas Parkway
Dallas, TX 75254

WACHO Bank NA
2,400,000
5%
40 Broad St., Floor 5
NewYork, NY 10004

A-2
American Express
35,725,000
36%
929 AXP Financial Center
Minneapolis, MN 55474
JPMCB/Prudential
16,029,000
16%
14201 Dallas Pkwy, 12 th Floor
Dallas, TX 75240
U.S. Bank NA
7,225,000
7%
1555 N. Rivercenter Dr., Suite 0300
Milwaukee, WI 53212
WCM LLC
35,000,000
36%
301 S. College Street
Charlotte, NC 28288

B
The Bank of New York
27,100,000
67%
One Wall Street
New York, NY 10286

Fifth Third Bank
4,665,000
11%
38 Fountain Square Plaza
Tampa, FL 33610

JP Morgan Chase Bank NA
6,963,000
17%
14201 Dallas Parkway
Dallas, TX 75254

C
The Bank of New York
8,000,000
48%
One Wall Street
New York, NY 10286
JP Morgan Chase Bank NA
8,692,000
52%
14201 Dallas Parkway
Dallas, TX 75254

D
The Bank of New York
10,000,000
35%
One Wall Street
New York, NY 10286
Citibank
11,378,000
40%
3800 Citibank Center B3-15
Tampa, FL 33610
JP Morgan Chase Bank NA
7,000,000
24%
14201 Dallas Parkway
Dallas, TX 75254

E
Citibank
20,039,000
80%
3800 Citibank Center B3-15
Tampa, FL 33610

JP Morgan Chase Bank NA
5,000,000
20%
14201 Dallas Parkway
Dallas, TX 75254